Exhibit 99.1

Vonage Reports Second Quarter 2019 Results Highlighted By Strong Business Service Revenue Growth

Second Quarter Highlights:

•	Business Service Revenues increased 41% GAAP or 25% adjusted, constant currency

•	API Platform Revenues increased 49% GAAP and 49% adjusted, constant currency

•	Vonage Business Revenues grew 35% GAAP to $200 Million

•	Consolidated Revenues of $298 Million grew 15% GAAP

•	Loss from Operations of $0.2 Million and Adjusted OIBDA of $38 Million

•	Over.ai acqui-hire expands the Company’s expertise in conversational artificial intelligence

HOLMDEL, N.J., August 6, 2019 -- Vonage Holdings Corp. (NYSE: VG), a global business cloud communications leader, today announced results for the quarter ended June 30, 2019.

“It was another strong quarter for Vonage and I am pleased with our team’s performance. Business revenues reached $200 million for the quarter, and business service revenue growth accelerated to 25% on an adjusted, constant currency basis. Importantly, we continue to demonstrate that our OneVonage programmable platform, built from microservices across voice, video, messaging, SMS and workflows, provides a fundamental competitive advantage,” said Alan Masarek, Chief Executive Officer.

Mr. Masarek continued, “Because we own the entire communications stack across UCaaS, CCaaS, and programmable APIs, we can provide integrated, programmable communications solutions demanded by midmarket and Enterprise companies. As a result, we are uniquely positioned to deliver differentiated communication solutions, and in doing so, to capitalize on a vast opportunity in cloud communications.”

Second Quarter Business Segment Results

•	Vonage Business Revenues were $200 million, representing 67% of consolidated revenues and 35% GAAP growth.

•	Business Service Revenues were $180 million, a 41% GAAP increase.

•	Adjusted to include acquisitions for all periods and other one-time items, Vonage Business Service Revenues(1) increased 23% year-over-year or 25% in constant currency.

•	Applications Service Revenues grew 35% GAAP or 11% adjusted.

•	API Platform Revenues (which are all service revenues) grew 49% GAAP and 42% adjusted or 49% adjusted, constant currency.

•	Business Service Revenue Per Customer was $440, up 26% from the year-ago quarter.

•	Business Service Revenue Churn was 1.0%, improving from 1.2% in the year-ago quarter.

Second Quarter Consumer Segment Results

•	Consumer Revenues were $98 million, down 13% year-over-year as expected.

•	Customer churn was 1.7%, flat compared to the year-ago quarter.

•	Average revenue per line ("ARPU") was $26.89, up $0.52 compared to the year-ago quarter.

•	Ended the second quarter of 2019 with approximately 1.2 million Consumer subscriber lines.

Consolidated Income and Balance Sheet

For the second quarter of 2019, Vonage reported consolidated revenues of $298 million, up from $260 million in the year-ago quarter.

The Company generated loss from operations of $0.2 million, Adjusted Operating Income Before Depreciation and Amortization ("Adjusted OIBDA")(2) of $38 million, and Adjusted OIBDA minus Capex(2) of $26 million. Net Cash from Operations was $25 million and Free Cash Flow(3) was $14 million for the quarter.

During the quarter, the Company issued $345 million aggregate principal amount of 1.75% Convertible Senior Notes due 2024. This debt issuance lowered and fixed cash interest expense and extended maturities on a portion of the Company's debt. Net proceeds from this transaction, which also included a $10 million share repurchase and capped call overlay to reduce potential dilution, were used to pay down existing bank debt.

As of June 30, 2019, the Company had a net debt to Last Twelve Months Adjusted OIBDA ratio of 3.6 times.

Acquisition of Over.ai

Vonage has entered into an agreement to acquire certain assets of Over.ai, a Tel Aviv-based Voice Artificial Intelligence provider for enterprise communications. Vonage is acquiring Over.ai’s technical team and intellectual property from i.am+, an AI technology platform co-founded and co-owned by musician will.i.am.

With this acqui-hire, Vonage gains significant technology talent and expertise in conversational-related AI. Over.ai’s product and engineering team of 23 will join Vonage, expanding the Company’s Tel Aviv R&D team to nearly 100 high-tech professionals, and total R&D team to almost 600.

Guidance

For the third quarter of 2019, Vonage expects the following:

•	Vonage Business Revenues in the range of $206 million to $208 million.

•	Consumer Revenues in the range of $96 million to $97 million.

•
Consolidated Adjusted OIBDA in the range of $44 million to $46 million. This range includes approximately $1 million of deferred revenue write-down from the acquisition of NewVoiceMedia, operating expenses from Over.ai and negative currency effects.

There are no changes to the Company's full-year 2019 guidance ranges.

Conference Call and Webcast

The company will host a conference call to discuss its financial results for the second quarter of 2019 and other matters at 8:30 AM Eastern Time. To participate, please dial (866) 891-8177. International callers should dial (412) 902-6756.

A live webcast of the conference call will be available on the Vonage Investor Relations website. A replay of the webcast will also be available shortly after the conclusion of the call and may be accessed through Vonage's Investor Relations website or by dialing (877) 344-7529 or (412) 317-0088 for international callers and entering the passcode 10133705.

About Vonage
Vonage is redefining business communications, helping enterprises use fully-integrated unified communications, contact center and programmable communications solutions via APIs. True to our roots as a technology disruptor, we've embraced technology to transform businesses to collaborate more productively and engage their customers more effectively across all communications channels.
Vonage Holdings Corp. is headquartered in New Jersey, with offices throughout the United States, Europe, Israel, Australia and Asia. Vonage® is a registered trademark of Vonage Marketing LLC, owned by Vonage America Inc. To follow Vonage on Twitter, please visit www.twitter.com/vonage. To become a fan on Facebook, go to www.facebook.com/vonage. To subscribe on YouTube, visit www.youtube.com/vonage.

Investor Contact: Hunter Blankenbaker 732.444.4926; hunter.blankenbaker@vonage.com
Media Contact: Jo Ann Tizzano 732.365.1363; joann.tizzano@vonage.com

(1) This is a non-GAAP financial measure. Refer below to Table 5 for a reconciliation to GAAP total business revenues and business service revenues.
(2) This is a non-GAAP financial measure. Refer below to Table 3 for a reconciliation to GAAP income from operations.
(3) This is a non-GAAP financial measure. Refer below to Table 6 for a reconciliation to GAAP cash from operations.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Statement of Operations Data:
Revenues	$297,584	$279,541	$259,875	$577,125	$513,448

Operating Expenses:
Cost of revenues (excluding depreciation and amortization of $9,144, $9,418, $6,226, $18,562, and $12,660, respectively)	128,221	113,411	107,204	241,632	210,771
Sales and marketing	95,362	95,523	77,685	190,885	154,821
Engineering and development	16,891	16,526	10,375	33,417	21,195
General and administrative	36,615	35,459	32,174	72,074	59,756
Depreciation and amortization	20,662	21,214	19,062	41,876	35,862
	297,751	282,133	246,500	579,884	482,405
(Loss) Income from operations	(167)	(2,592)	13,375	(2,759)	31,043
Other Income (Expense):
Interest expense	(8,487)	(7,576)	(3,097)	(16,063)	(6,258)
Other income (expense), net	(147)	(416)	337	(563)	84
	(8,634)	(7,992)	(2,760)	(16,626)	(6,174)
(Loss) Income before income tax benefit/(expense)	(8,801)	(10,584)	10,615	(19,385)	24,869
Income tax benefit/(expense)	13,325	10,050	(2,056)	23,375	8,214
Net income (loss)	$4,524	$(534)	$8,559	$3,990	$33,083
Earning (Loss) per common share:
Basic	$0.02	$—	$0.04	$0.02	$0.14
Diluted	$0.02	$—	$0.03	$0.02	$0.13
Weighted-average common shares outstanding:
Basic	242,475	240,527	237,919	241,507	235,490
Diluted	249,720	240,527	248,256	249,521	248,373

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA - (Continued)
(Dollars in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Statement of Cash Flow Data:
Net cash provided by operating activities	$25,317	$2,750	$42,467	$28,067	$65,935
Net cash used in investing activities	(11,679)	(10,774)	(5,610)	(22,453)	(12,007)
Net cash (used in) provided by financing activities	(12,761)	20,786	(32,971)	8,025	(58,033)
Capital expenditures and acquisition and development of software assets	(11,679)	(10,774)	(5,610)	(22,453)	(12,007)

	June 30,	December 31,
	2019	2018
	(unaudited)	(audited)
Balance Sheet Data (at period end):
Cash and cash equivalents	$17,963	$5,057
Restricted cash	1,679	2,047
Accounts receivable, net of allowance	97,465	75,342
Inventory, net of allowance	1,066	1,470
Prepaid expenses and other current assets	32,646	34,130
Deferred customer acquisition costs, current and non-current	60,011	49,636
Property and equipment, net	47,759	49,262
Goodwill	599,080	598,499
Operating lease right of use assets	49,954	—
Software, net	26,945	17,430
Intangible assets, net	271,022	299,911
Deferred tax assets	119,410	102,560
Other assets	29,503	24,144
Total assets	$1,354,503	$1,259,488
Accounts payable and accrued expenses	$158,999	$140,632
Operating lease liabilities, current and non-current	57,135	—
Deferred revenue, current and non-current	59,704	53,447
Total notes payable, net and indebtedness under revolving credit facility, including current portion	248,000	519,228
Convertible senior notes, net	269,924	—
Other liabilities	3,099	10,413
Total liabilities	$796,861	$723,720
Total stockholders' equity	$557,642	$535,768

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA
(Dollars in thousands, except per line amounts)
(unaudited)
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018
Revenues:
Service revenues	$180,014	$159,345	$127,692	$339,359	$243,994
Access and product revenues(1)	11,707	11,697	12,716	23,404	25,247
Service, access and product revenues	191,721	171,042	140,408	362,763	269,241
USF revenues	8,299	8,555	7,434	16,854	15,269
Total revenues	$200,020	$179,597	$147,842	$379,617	$284,510

Cost of Revenues:
Service cost of revenues(2)	$86,290	$69,854	$60,335	$156,144	$113,317
Access and product cost of revenues(1)	13,594	13,871	13,913	27,465	28,404
Service, access and product cost of revenues	99,884	83,725	74,248	183,609	141,721
USF revenues	8,299	8,555	7,434	16,854	15,274
Total cost of revenues	$108,183	$92,280	$81,682	$200,463	$156,995

Service margin %	52.1%	56.2%	52.7%	54.0%	53.6%
Gross margin % ex-USF (Service, access and product margin %)	47.9%	51.1%	47.1%	49.4%	47.4%
Gross margin %	45.9%	48.6%	44.8%	47.2%	44.8%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $7,978, $8,214, and $4,978 for the quarters ended June 30, 2019, March 31, 2019 and June 30, 2018, respectively, and $16,192 and $9,951 for the six months ended June 30, 2019 and 2018, respectively.
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018
Revenues:
Service revenues	$87,244	$89,000	$100,467	$176,244	$204,861
Access and product revenues(1)	60	68	289	128	380
Service, access and product revenues	87,304	89,068	100,756	176,372	205,241
USF revenues	10,260	10,876	11,277	21,136	23,697
Total revenues	$97,564	$99,944	$112,033	$197,508	$228,938

Cost of Revenues:
Service cost of revenues(2)	$8,861	$9,258	$12,375	$18,119	$26,389
Access and product cost of revenues(1)	917	997	1,870	1,914	3,664
Service, access and product cost of revenues	9,778	10,255	14,245	20,033	30,053
USF revenues	10,260	10,876	11,277	21,136	23,723
Total cost of revenues	$20,038	$21,131	$25,522	$41,169	$53,776

Service margin %	89.8%	89.6%	87.7%	89.7%	87.1%
Gross margin % ex-USF (Service, access and product margin %)	88.8%	88.5%	85.9%	88.6%	85.4%
Gross margin %	79.5%	78.9%	77.2%	79.2%	76.5%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $1,166, $1,204, $1,248 for the quarters ended June 30, 2019, March 31, 2019 and June 30, 2018, respectively. and $2,370 and $2,709 for the six months ended June 30, 2019 and 2018, respectively.

The table below includes key operating data that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018
Service revenue per customer	$440	$408	$348	$416	$338
Business revenue churn	1.0%	1.2%	1.2%	1.0%	1.2%
The table below includes key operating data that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018
Average monthly revenues per line	$26.89	$26.43	$26.37	$26.62	$26.45
Subscriber lines (at period end)	1,185,835	1,232,857	1,393,131	1,185,835	1,393,131
Customer churn	1.7%	1.9%	1.7%	1.8%	1.8%

VONAGE HOLDINGS CORP.
TABLE 3. RECONCILIATION OF GAAP INCOME FROM OPERATIONS
TO ADJUSTED OIBDA AND TO ADJUSTED OIBDA MINUS CAPEX
(Dollars in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019		2018
(Loss) Income from operations	$(167)	$(2,592)	$13,375	$(2,759)		$31,043
Depreciation and amortization	20,662	21,214	19,062	41,876		35,862
Amortization of costs to implement cloud computing arrangements	146	125	—	271		—
Share-based expense	11,271	7,940	8,497	19,211		15,206
Acquisition related transaction and integration costs	256	191	432	447		432
Acquisition related consideration accounted for as compensation	—	—	559	—		1,386
Organizational transformation	5,371	4,658	3,011	10,029	—	3,120
Adjusted OIBDA	37,539	31,536	44,936	69,075		87,049
Less:
Capital expenditures	(4,179)	(5,277)	(4,537)	(9,456)		(7,787)
Acquisition and development of software assets	(7,500)	(5,497)	(1,073)	(12,997)		(4,220)
Adjusted OIBDA Minus Capex	$25,860	$20,762	$39,326	$46,622		$75,042

VONAGE HOLDINGS CORP.
TABLE 4. RECONCILIATION OF GAAP NET INCOME TO
NET INCOME EXCLUDING ADJUSTMENTS
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018
Net income (loss)	$4,524	$(534)	$8,559	$3,990	$33,083
Amortization of acquisition - related intangibles	13,818	14,179	8,594	27,997	17,424
Amortization of costs to implement cloud computing arrangements	146	125	—	271	—
Amortization of debt discount	487	—	—	487	—
Acquisition related transaction and integration costs	256	191	432	447	432
Acquisition related consideration accounted for as compensation	—	—	559	—	1,386
Organizational transformation	5,371	4,658	3,011	10,029	3,120
Tax effect on adjusting items	(4,217)	(4,022)	(4,177)	(8,239)	(7,478)
Net income excluding adjustments	$20,385	$14,597	$16,978	$34,982	$47,967
Earnings per common share:
Basic	$0.02	$—	$0.04	$0.02	$0.14
Diluted	$0.02	$—	$0.03	$0.02	$0.13
Weighted-average common shares outstanding:
Basic	242,475	240,527	237,919	241,507	235,490
Diluted	249,720	240,527	248,256	249,521	248,373
Earnings per common share, excluding adjustments:
Basic	$0.08	$0.06	$0.07	$0.14	$0.20
Diluted	$0.08	$0.06	$0.07	$0.14	$0.19
Weighted-average common shares outstanding:
Basic	242,475	240,527	237,919	241,507	235,490
Diluted	249,720	246,346	248,256	249,521	248,373

VONAGE HOLDINGS CORP.
TABLE 5. RECONCILIATION OF BUSINESS SEGMENT - GAAP REVENUES AND SERVICE REVENUES
TO BUSINESS SEGMENT - ADJUSTED REVENUES, ADJUSTED SERVICE REVENUES, ADJUSTED APPLICATION SERVICE REVENUES AND ADJUSTED API PLATFORM SERVICE REVENUES
(Dollars in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018

Business total revenues	$200,020	$179,597	$147,842	$379,617	$284,510
Deferred revenue adjustment from acquired companies	1,656	2,499	—	4,155	—
Revenue from acquired companies (prior to acquisition) less revenue from divested businesses	—	—	19,273	—	38,037
Outage credits and significant one-time items	(440)	—	933	(440)	933
Adjusted business total revenues	$201,236	$182,096	$168,048	$383,332	$323,480

Business service revenues	$180,014	$159,345	$127,692	$339,359	$243,994
Deferred revenue adjustment from acquired companies	1,656	2,499	—	4,155	—
Revenue from acquired companies (prior to acquisition) less revenue from divested businesses	—	—	19,193	—	37,815
Outage credits and significant one-time items	(440)	—	933	(440)	933
Adjusted business service revenues	$181,230	$161,844	$147,818	$343,074	$282,742

Business service revenues	$180,014	$159,345	$127,692	$339,359	$243,994
Less: API Platform service revenue	78,082	59,863	52,319	137,945	94,306
Application service revenue	101,932	99,482	75,373	201,414	149,688
Deferred revenue adjustment from acquired companies	1,656	2,499	—	4,155	—
Revenue from acquired companies (prior to acquisition) less revenue from divested businesses	—	—	16,627	—	32,657
Outage credits and significant one-time items	(440)	—	933	(440)	933
Adjusted Application service revenues	$103,148	$101,981	$92,933	$205,129	$183,278

Business service revenues	$180,014	$159,345	$127,692	$339,359	$243,994
Less: Application service revenue	101,932	99,482	75,373	201,414	149,688
API Platform service revenue	78,082	59,863	52,319	137,945	94,306
Revenue from acquired companies prior to acquisition	—	—	2,566	—	5,158
Adjusted API platform service revenues	$78,082	$59,863	$54,885	$137,945	$99,464

VONAGE HOLDINGS CORP.
TABLE 6. FREE CASH FLOW
(Dollars in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018
Net cash provided by operating activities	$25,317	$2,750	$42,467	$28,067	$65,935
Less:
Capital expenditures	(4,179)	(5,277)	(4,537)	(9,456)	(7,787)
Acquisition and development of software assets	(7,500)	(5,497)	(1,073)	(12,997)	(4,220)
Free cash flow	$13,638	$(8,024)	$36,857	$5,614	$53,928

VONAGE HOLDINGS CORP.
TABLE 7. RECONCILIATION OF NOTES PAYABLE, INDEBTEDNESS UNDER REVOLVING CREDIT FACILITY, AND CAPITAL LEASES TO NET DEBT
(Dollars in thousands)
(unaudited)

	June 30,	December 31,
	2019	2018

Current portion of notes payable	—	10,000
Notes payable and indebtedness under revolving credit facility, net of current maturities	248,000	509,228
Convertible senior notes, net	269,924	—
Unamortized discount on debt	67,177	—
Unamortized debt related costs	7,899	772
Gross debt	593,000	520,000
Less:
Unrestricted cash	17,963	5,057
Net debt	$575,037	$514,943

Use of Non-GAAP Financial Measures
This press release includes measures defined as non-GAAP financial measures by Regulation G adopted by the Securities and Exchange Commission, including: adjusted Operating Income Before Depreciation and Amortization (“adjusted OIBDA”), adjusted OIBDA less Capex, adjusted net income, adjusted business total revenue, adjusted business service revenue, constant currency, net debt (cash), and free cash flow.
Adjusted OIBDA
Vonage uses adjusted OIBDA as a principal indicator of the operating performance of its business.
Vonage defines adjusted OIBDA as GAAP income (loss) from operations excluding depreciation and amortization, share-based expense, acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, organizational transformation costs and loss on sublease.
Vonage believes that adjusted OIBDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance; of share-based expense, which is a non-cash expense that also varies from period to period; of one-time acquisition related transaction and integration costs, acquisition related consideration accounted for as compensation and change in contingent consideration, organizational transformation costs and loss on sublease.
The Company provides information relating to its adjusted OIBDA so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA are valuable indicators of the operating performance of the Company on a consolidated basis.
The Company does not reconcile its forward-looking adjusted OIBDA to the corresponding GAAP measure of income from operations due to the significant variability and difficulty in making accurate forecasts with respect to the various expenses we exclude, as they may be significantly impacted by future events the timing and nature of which are difficult to predict or are not within the control of management.  As such, the Company has determined that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure is not available without unreasonable effort.
Adjusted OIBDA less Capex
Vonage uses adjusted OIBDA less Capex as an indicator of the operating performance of its business. The Company provides information relating to its adjusted OIBDA less Capex so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA less Capex are valuable indicators of the operating performance of the Company on a consolidated basis because they provide our investors with insight into current performance and period-to-period performance.
Adjusted net income
Vonage defines adjusted net income, as GAAP net income (loss) excluding amortization of acquisition-related intangible assets, acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, organizational transformation costs, loss on sublease and tax effect on adjusting items.
The Company believes that excluding these items will assist investors in evaluating the Company's operating performance and in better understanding its results of operations as amortization of acquisition-related intangible assets is a non-cash item, one-time acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, loss on sublease and tax effect on adjusting items are not reflective of operating performance.
Constant Currency
Vonage reviews its results of operations on both an as reported and on a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our current period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our prior period reported results.
Net debt (cash)
Vonage defines net debt (cash) as the current maturities of capital lease obligations, current portion of notes payable, notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs, and capital lease obligations, net of current maturities, less unrestricted cash and marketable securities.
Vonage uses net debt (cash) as a measure of assessing leverage, as it reflects the gross debt under the Company's credit agreements and capital leases less cash available to repay such amounts. The Company believes that net cash is also a factor that first parties consider in valuing the Company.
Free cash flow
Vonage defines free cash flow as net cash provided by operating activities minus capital expenditures, purchase of intangible assets, and acquisition and development of software assets.
Vonage considers free cash flow to be a liquidity measure that provides useful information to management about the amount of cash generated by the business that, after the acquisition of equipment and software, can be used by Vonage for debt service and strategic opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
The non-GAAP financial measures used by Vonage may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.
Adjusted business total revenue and Adjusted business service revenue
Vonage defines adjusted business total revenue and adjusted business service revenues as business segment revenue and business segment service revenues to give effect for acquisition-related activities and other one-time items.

The Company does not reconcile its forward-looking adjusted business total revenue and adjusted business service revenue to the corresponding GAAP measures due to the significant variability and difficulty in making accurate forecasts with respect to the various acquisition-related and one-time events that we exclude, as they may be significantly impacted by future events the timing and nature of which are difficult to predict or are not within the control of management.  As such, the Company has determined that reconciliations of these forward-looking non-GAAP financial measures to the corresponding GAAP measures is not available without unreasonable effort.

Safe Harbor Statement
This press release contains forward-looking statements, including statements about acquisitions, acquisition integration, financing activity, growth priorities or plans, revenues, adjusted OIBDA, churn, seats, lines or accounts, average revenue per user, cost of telephony services, capital expenditures, new products and related investment, and other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the competition we face; the expansion of competition in the cloud communications market; risks related to the acquisition or integration of businesses we have acquired; our ability to adapt to rapid changes in the cloud communications market; the nascent state of the cloud communications for business market; our ability to retain customers and attract new customers cost-effectively; the risk associated with developing and maintaining effective internal sales teams and effective distribution channels; security breaches and other compromises of information security; risks associated with sales of our services to medium-sized and enterprise customers; our reliance on third-party hardware and software; our dependence on third-party facilities, equipment, systems and services; system disruptions or flaws in our technology and systems; our ability to comply with data privacy and related regulatory matters; our ability to scale our business and grow efficiently; our dependence on third party vendors; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; our ability to obtain or maintain relevant intellectual property licenses or to protect our trademarks and internally developed software; restrictions in our debt agreements that may limit our operating flexibility; our ability to obtain additional financing if required; our ability to raise funds necessary to settle conversion of the 2024 convertible senior notes; conditional conversion features of the convertible senior notes; the cash settlement of the convertible senior notes; the effects of the capped call transactions in connection with the convertible senior notes; fraudulent use of our name or services; intellectual property and other litigation that have been and may be brought against us; reliance on third parties for our 911 services; uncertainties relating to regulation of business services; risks associated with legislative, regulatory or judicial actions regarding our business products; risks associated with operating abroad; risks associated with the taxation of our business; governmental regulation and taxes in our international operations; liability under anti-corruption laws or from governmental export controls or economic sanctions; our dependence on our customers' unimpeded access to broadband connections; foreign currency exchange risk; our history of net losses and ability to achieve consistent profitability in the future; our ability to fully realize the benefits of our net operating loss carry-forwards if an ownership change occurs; certain provisions of our charter documents; and other factors that are set forth in the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and in the Company's Quarterly Reports on Form 10-Q filed with the SEC. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.
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